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                                                                     EXHIBIT 5.1



                        [COOLEY GODWARD LLP LETTERHEAD]



February 6, 1998


HOLLIS-EDEN PHARMACEUTICALS, INC.
9333 Genesee Avenue, Suite 110
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by HOLLIS-EDEN PHARMACEUTICALS, INC. (the "Company") of a Post-Effective Amendment on Form S-8 to the Form S-4 Registration Statement (File No. 333-18725) (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 3,363,416 shares of the Company's Common Stock, $.01 par value (the "Shares"), for issuance upon exercise of (i) options granted under the Company's 1997 Incentive Stock Option Plan (the "Plan"), (ii) options granted outside the Plan (the "Options"), and
(iii) certain warrants granted to an employee of the Company (the "Warrants").

In connection with this opinion, we have examined and relied upon the Registration Statement, the Plan, the Options, the Warrants, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement and the Plan, the Options and the Warrants, as the case may be, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



M. Wainwright Fishburn, Jr.